Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) AND SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Jeff Kistner, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Lincolnway Energy, LLC; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

January 28, 2020	/s/ Jeff Kistner
Jeff Kistner, Interim CFO (Principal Financial Officer)